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                                                                      EXHIBIT 99
                                                                      ----------
PROXY
                           THE NATIONAL BANK OF CARMI
                        SPECIAL MEETING OF SHAREHOLDERS
                             ________________, 1996

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ________________ and ________________, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of The National Bank of Carmi ("Carmi") which the undersigned beneficially holds of record on ___________, 1996 and would be entitled to vote at the Special Meeting of Shareholders of Carmi, to be held at the main office of Carmi, located at 116 West Main Street, Carmi, Illinois 62821, on _______________, 1996, at ___:____ __.m., local time, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.

     The Board of Directors of Carmi recommends a vote FOR approval and adoption of the Agreement of Affiliation and Merger specified in Item 1 below.

     1. Approval and adoption of the Agreement of Affiliation and Merger, as amended ("Agreement"), dated March 15, 1996, between Old National Bancorp ("ONB"), Carmi and Carmi Merger Bank, N.A. ("Merger Bank"), pursuant to which Carmi will affiliate through a merger with Merger Bank and each outstanding share of Carmi common stock will be converted into the right to receive 3.885 shares of ONB common stock, all as provided for in the Agreement.

            [_] FOR          [_] AGAINST          [_] ABSTAIN

     2. In their discretion, on such other matters as may properly come before the Special Meeting.

Please sign on reverse side  (continued on other side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF CARMI. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

DATED:_____________, 1996    _________________________________________________
                                          (Signature of Shareholder)



                             _________________________________________________
                                          (Signature of Shareholder)
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                                   Please sign exactly as your name appears on
                                   your stock certificates and on the label placed to the left. Joint owners should each sign personally. Trustees, guardians, executors and others signing in a representative capacity should indicate the capacity in which they sign.